EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements No. 333-57342, No. 333-69799, No. 333-69801, No. 333-22263, No. 33-58481 and No. 33-87012 on Form S-8, Registration Statement No. 33-59427 on Form S-3 and Post-Effective Amendment No. 4 to Registration Statement No. 33-58278on Form S-2 of our report dated June 22, 2004 appearing in this Annual Report on Form 11-K of Butler International, Inc. 401(k) Plan for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP
Parsippany, New Jersey
June 25, 2004